Exhibit 21.1

LIST OF SIGNIFICANT SUBSIDIARIES OF THE REGISTRANT.

List of direct and indirect subsidiaries as of December 31, 2015

Country of incorporation	Name legal entity
Australia	Cohda Wireless Pty Ltd. (23.1%)
Austria	NXP Semiconductors Austria GmbH
Austria	Catena DSP GmbH
Belgium	NXP Semiconductors Belgium N.V.
Brazil	Freescale Semicondutores Brasil Ltda.
British Virgin Islands	Freescale Semiconductor Holding Limited
Canada	NXP Semiconductors Canada Inc.
Canada	Freescale Semiconductor Canada Inc.
Cayman Islands	Freescale Semiconductor Cayman Holdings Ltd.
China	NXP Semiconductors Guangdong Ltd.
China	NXP (China) Management Ltd.

China	Suzhou ASEN Semiconductors Co., Ltd. (40%)*
China	Advanced Semiconductor Manufacturing Corporation Ltd (27.47%)*
China	Datang NXP Semiconductors Co., Ltd (49%)*
China	WeEn Semiconductor Co., Ltd (49%)*
China	WeEn Semiconductor (Shanghai) Co., Ltd.
China	Jilin WeEn Semiconductors Co., Ltd.
China	Freescale Qiangxin (Tianjin) IC Design Co. Ltd. (75%)*
China	Freescale Semiconductor (China) Ltd.
Czech Republic	Freescale Polovodice Ceska republika s.r.o.
Denmark	Freescale Semiconductors Danmark A/S
Finland	NXP Semiconductors Finland Oy
France	NXP Semiconductors France SAS
France	Freescale Semiconducteurs France SAS
Germany	SMST Unterstützungskasse GmbH
Germany	NXP Semiconductors Germany GmbH
Germany	NXP Stresemannallee 101 Dritte Verwaltungs GmbH
Germany	Freescale Halbleiter Deutschland GmbH
Germany	Catena Germany GmbH
Hong Kong	NXP Semiconductors Hong Kong Ltd.
Hong Kong	Semiconductors NXP Ltd.
Hong Kong	WeEn Semiconductors (Hong Kong)
Hong Kong	Freescale Semiconductor Hong Kong Limited
Hong Kong	Freescale Semiconductor Asia Enablement Limited
Hungary	NXP Semiconductors Hungary Ltd.
Hungary	Providence Holdings Befektetési Korlátolt Felelősségű Társaság
India	NXP Semiconductors India Pvt. Ltd.

India	Freescale Semiconductor India Pvt. Ltd.
India	Intoto Software India Private Limited
India	Zenverge India Technologies Private Limited
Ireland	GloNav Ltd.
Israel	Athena Smartcard Solutions Limited
Israel	Freescale Semiconductor Israel Limited
Italy	Freescale Semiconduttori Italia S.r.l
Japan	NXP Semiconductors Japan Ltd.
Japan	Freescale Semiconductor Japan Limited
Korea	NXP Semiconductors Korea Ltd.
Korea	Freescale Semiconductor Korea, Inc.
Luxembourg	Freescale Semiconductor Luxembourg Investing Services S.à.r.l.
Luxembourg	Freescale Semiconductor Luxembourg Treasury Services S.à.r.l.
Malaysia	NXP Semiconductors Malaysia Sdn. Bhd.
Malaysia	Freescale Asia Fulfillment Centre Sdn Bhd.
Malaysia	Freescale Semiconductor Malaysia Sdn Bhd.
Mexico	Freescale Semiconductors México, S. de R.L. de C.V.
Netherlands	NXP B.V.
Netherlands	NXP Semiconductors Netherlands B.V.
Netherlands	NXP Software B.V.
Netherlands	Catena Holding B.V.
Netherlands	Catena Microelectronics B.V.
Netherlands	Catena Radio Design B.V.
Philippines	NXP Semiconductors Philippines, Inc.
Philippines	NXP Semiconductors Cabuyao, Inc.
Philippines	Laguna Ventures, Inc. (39.9%)*
Poland	NXP Semiconductors Poland Sp.z.o.o.
Romania	Freescale Semiconductor Romania Srl
Russia	NXP Semiconductors Russia O.O.O.
Russia	Freescale Semiconductor LLC
Singapore	NXP Semiconductors Singapore Pte. Ltd.
Singapore	Systems on Silicon Manufacturing Company Pte Ltd (61.2%)*
Singapore	Freescale Semiconductor Singapore Pte. Ltd.
Sweden	NXP Semiconductors Sweden AB
Sweden	Catena Wireless Electronics AB
Sweden	Freescale Semiconductor Nordic AB
Switzerland	NXP Semiconductors Switzerland AG
Switzerland	Freescale Semiconductor EME&A SA
Switzerland	Freescale Semiconductor S.A
Taiwan	NXP Semiconductors Taiwan Ltd.
Taiwan	Freescale Semiconductor Taiwan Ltd.
Thailand	NXP Manufacturing (Thailand) Co., Ltd.

Thailand	NXP Semiconductors (Thailand) Co., Ltd.
Turkey	NXP Semiconductors Elektonik Ticaret A.S.
United Kingdom	NXP Semiconductors UK Ltd.
United Kingdom	NXP Laboratories UK Holding Ltd.
United Kingdom	NXP Laboratories UK Ltd.
United Kingdom	Athena SCS Limited
United Kingdom	Athena Smartcard Limited
United Kingdom	WeEn Semiconductors (United Kingdom) Limited
United Kingdom	Freescale Semiconductor Holding UK Limited
United Kingdom	Freescale Semiconductor UK Limited
USA	NXP Semiconductors USA, Inc.
USA	NXP Funding LLC
USA	Athena Smartcard Inc.
USA	Intoto LLC
USA	Freescale Semiconductor International Corporation
USA	SigmaTel, LLC
USA	Zenverge LLC
USA	Freescale Semiconductor Holdings V, Inc.
USA	Freescale Semiconductor, Inc.

*	= joint venture